UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

ELITE ARTZ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

251 JEANELL DRIVE SUITE 3 CARSON CITY NV 89703

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 801-244-2423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01 On October 1, 2007, the Company entered into an Agreement for Share Exchange (the “Agreement”) with Parkade International Limited, a British Virgin Islands holding company (“PARKADE”), and Clifford Manufacturing Co. Ltd., the sole shareholder of PARKADE (“CLIFFORD MANUFACTURING”).  PARKADE, through its wholly-owned subsidiary Guangzhou City Panyu Clifford Real Estate Company Limited, a company registered under the laws of the People’s Republic of China (“Guangzhou City Panyu”), owns certain real property located at Shawan, Panyu which totals approximately 800,000 square feet located in a real estate project known as Clifford Gardens (“Clifford Gardens”).  Clifford Gardens will consist of 18 blocks of high-rise residential buildings with a total saleable area of approximately 1,500,000 square feet.

Pursuant to the terms of the Agreement, ELITE shall acquire a 100% ownership interest in PARKADE from CLIFFORD MANUFACTURING.  Consideration to be paid by ELITE to CLIFFORD MANUFATURING shall be a total of 43,881,200 shares of its common stock and 5,000,000 share of its preferred stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in PARKADE. The Exchange shall take place according to the terms of the Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through the issuance of the Exchange Shares, ELITE shall have a total of approximately 50,000,000 shares of its common stock issued and outstanding and 5,000,000 shares of its preferred stock issued and outstanding. Each share of preferred stock shall be initially convertible into ten (10) shares of common stock at the option of the holders, subject to the availability of the common stock, at any time and from time to time after the original issue date.  The Agreement will close subject to the provisions and conditions of the Agreement and the discretion of the parties.

ITEM 2.01 COMPLETION OR ACQUISITION OR DISPOSITION OF ASSETS

2.01  On October 1, 2007, the Company closed the transaction set forth in the Agreement with PARKADE and CLIFFORD MANUFACTURING.  Pursuant to the terms of the Agreement, the Company has acquired a 100% ownership interest in PARKADE from CLIFFORD MANUFACTURING.  Consideration paid by ELITE to CLIFFORD MANUFATURING consisted of a total of 43,881,200 shares of its common stock and 5,000,000 shares of its preferred stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in PARKADE.  The Exchange took place according to the terms of the Agreement and in accordance with applicable law.  Following the closing, the Company now has a total of approximately 50,000,000  shares of its common stock issued and outstanding and 5,000,000 shares of its preferred stock issued and outstanding..

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

The audited financial statements of PARKADE for the years ended December 31, 2006 and 2005, and the unaudited financial statements as of and for the nine months ended September 30, 2007, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2006 and as of September 30, 2007, to the extent required to be filed as part of this Current Report on Form 8-K,

are not currently available.  Such financil statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2007

Elite Artz, Inc.

By:	/s/ Lau Hing Bun
Lau Hing Bun, CEO and Director